EXHIBIT 10

ACQUISITION CONTRACT

BY WHICH

HEARTLAND, INC.

(A MARYLAND CORPORATION)

SHALL ACQUIRE

LEE OIL COMPANY INC.

LEE ENTERPRISES, INC.

LEE’S FOOD MARTS LLC

( CORPORATION)

This ACQUISITION CONTRACT (“Agreement”) is made and dated this Wednesday, September 21, 2005 by and between the above referenced corporations, and shall become effective on "the Closing Date" as defined herein.

I.              THE INTERESTED PARTIES

A.	THE PARTIES TO THIS AGREEMENT

1.	Heartland, Inc., a Maryland corporation (“Heartland”).

2.	Lee Oil Company Inc., a Virginia, corporation and Lee Enterprises, Inc. a Kentucky corporation and Lee’s Food Marts LLC a Tennessee Limited Liability

Company collectively (“Lee Oil Company Inc.”).

3.	Terry L. Lee and Gary D. Lee, are the owners of 100% of the outstanding stock of Lee Oil Company Inc. (“Shareholder”).

4.	Heartland, Lee Oil Company Inc., and the Shareholder may be referred to collectively herein as the “Parties.”

II.             RECITALS

A.	THE CAPITAL OF HEARTLAND AND Lee Oil Company Inc.

1.          The capital of Heartland consists of 100,000,000 shares of common stock, $.001 par value, authorized, of which 34,164,106 are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of preferred stock, $.01 par value, authorized, of which none are issued and outstanding as of the date of this Agreement.

2.          The capital of Lee Oil Company Inc. consists of 500 shares of common stock, $10.00 par value, authorized, of which 100 shares are issued to Terry L. Lee 51.9 shares and Gary D. Lee 48.1 shares.

B.	THE BACKGROUND FOR THE ACQUISITION

Heartland desires to acquire Lee Oil Company Inc. and the directors and Shareholder desire to sell Lee Oil Company Inc. to Heartland.

III.	CONDITIONS PRECEDENT TO REORGANIZATION

BUYER CONTINGENCIES

1.	Satisfactory Review of Seller’s books and records.
2.	SEC qualified audited financials. (paid by Heartland)
3.	Appraisal of business and real estate to Purchaser’s satisfaction.(paid by Heartland)
4.	Satisfactory review of environmental report.(paid by Heartland)

A.	DIRECTOR APPROVAL

The Board of Directors of the Parties respectively shall have determined that it is advisable and in the best interests of each of them and both of them to proceed with the acquisition by Heartland of Lee Oil Company Inc.

B.	SHAREHOLDER APPROVAL

If required by law, the shareholders of the Parties shall have approved the acquisition and this Agreement.

C.	EFFECTIVE DATE

This ACQUISITION CONTRACT shall become effective on a date designated hereinafter as the "Closing Date"; provided that the following conditions precedent shall have been met, or waived in writing by the Parties:

1.          At the Closing, Heartland shall issue shares of common stock to be valued at $1,000,000.00 the day of closing, however in no event shall this common stock issued amount be less than 1,000,000 shares of common stock and $5,000,000.00 to the Shareholder in exchange for 100% of the issued and outstanding shares of Lee Oil Company Inc. Shareholder and spouse will be removed for all personal guarantees and liabilities.

2.          Each Party shall have furnished to the other Party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If any Party determines that there is a reason not to complete this ACQUISITION CONTRACT as a result of their due diligence examination, then they must give written notice to the other Parties prior to the expiration of the due diligence examination period. The Due Diligence period, for purposes of this paragraph, shall expire 120 day from signing of the Acquisition Contract.

3.          This ACQUISITION CONTRACT shall have been approved by the holders of more than one-half of the common shares of the Parties, if required by law.

4.          The rights of all dissenting shareholders, if any, of each Party shall have been satisfied and the Board of Directors of each Party shall have determined to proceed with this ACQUISITION CONTRACT.

5.          All of the terms, covenants and conditions of this ACQUISITION CONTRACT to be complied with or performed by each Party for Closing shall have been complied with, performed or waived in writing.

6.          The representations and warranties of the Parties, contained in this ACQUISITION CONTRACT, as herein contemplated, except as amended, altered or waived by the Parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each Party shall provide the other with a corporate certificate, of a director of each Party, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such Party are true and correct as of that date. The form and substance of each Party's certification shall be in form reasonably satisfactory to the other.

D.	TERMINATION

This ACQUISITION CONTRACT may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the Parties: (i) by mutual consent of the Parties; (ii) by any Party if any other Party is unable to meet the specific conditions precedent applicable to its performance within a reasonable time; (iii) by either Party if the Closing Date shall not have occurred within 120 days of acquisition contract date; or (iv) by the Board of Directors of Heartland or Lee Oil Company Inc., if either such Board shall have determined in its sole discretion that because of the institution or threatened institution of any litigation or proceeding, or for any other reason, it is inadvisable to consummate the acquisition herein provided for at either parties sole discretion without cause. In the event that termination of this ACQUISITION CONTRACT occurs, as provided above, this ACQUISITION CONTRACT shall forthwith become void and there shall be no liability on the part of any Party or its respective officers and directors.

IV.           PLAN OF ACQUISITION

A.	REORGANIZATION AND ACQUISITION

Heartland and Lee Oil Company Inc. are hereby reorganized, such that Heartland shall acquire all the capital stock of Lee Oil Company Inc. with all of its current assets, liabilities and businesses, and Lee Oil Company Inc. shall become a wholly owned subsidiary of Heartland. Lee Oil Company, Inc will consolidate Lee Enterprises, Inc. and Lee’s Food Marts LLC into Lee Oil Company, Inc. upon closing of this agreement.

B.	SURVIVING CORPORATION

Both Heartland and Lee Oil Company Inc. shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of their respective jurisdiction. The resulting parent corporation is the entity responsible for the rights of dissenting shareholders.

C.	SURVIVING ARTICLES OF INCORPORATION

The Articles of Incorporation of both Heartland and Lee Oil Company Inc. shall remain in full force and effect, unchanged.

D.	SURVIVING BYLAWS

The Bylaws of both Heartland and Lee Oil Company Inc. shall remain in full force and effect, unchanged.

E.	ISSUANCE OF STOCK

At Closing, Heartland shall issue and deliver the appropriate number of stock certificates to Shareholder representing a total of 1,000,000 shares of Heartland common stock.

Also at the Closing, Lee Oil Company Inc. shall issue and deliver a stock certificate to Heartland representing a total of 100% of the issued and outstanding capital stock of Lee Oil Company Inc..

F.	OTHER CONDITIONS OF ACQUISITIONS

1.	Lee Oil Company Inc. shall own all of the assets it currently owns except as may be sold or transferred in the ordinary course of business;

2.	Employment agreements will be in place for all key employees of Lee Oil Company Inc.;

3.          At Closing, the Directors of Lee Oil Company Inc. shall resign after appointing three new directors to be elected by Heartland.

4.          Lee Oil Company Inc. shall provide Heartland with the financial records necessary for Heartland’s accountants to audit Lee Oil Company Inc. for the years ending December 31, 2002 and December 31, 2003, and December 31, 2004.

G.	FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING

The Directors of each Party shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and all Parties covenant hereby to deal fairly and in good faith with each other and each others shareholders.

V.            GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES

The purpose and general import of the Mutual Representations and Warranties are that each Party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct.

A.	ORGANIZATION AND QUALIFICATION

Each Party warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

B.	CORPORATE AUTHORITY

Each Party warrants and represents that it has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

C.	OWNERSHIP OF ASSETS AND PROPERTY

Each Party warrants and represents that it has lawful title and ownership of its property as reported to the other, and as disclosed in its financial statements.

D.	ABSENCE OF CERTAIN CHANGES OR EVENTS

Each Party warrants and represents that there are no material changes of circumstances or events which have not been fully disclosed to the other Party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.

E.	ABSENCE OF UNDISCLOSED LIABILITIES

Each Party warrants and represents specifically that it has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

F.	LEGAL PROCEEDINGS

Each Party warrants and represents that there are no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

G.	NO BREACH OF OTHER AGREEMENTS

Each Party warrants and represents that this Agreement, and the faithful performance of this Agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

H.	CAPITAL STOCK

Each Party warrants and represents that the issued and outstanding shares and all shares of capital stock of each Party, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Party, except as has been disclosed to the other Party.

I.	BROKERS' OR FINDER'S FEES

Other than as described herein, each Party warrants and represents that it is aware of no claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either Party.

VI.           INDEMNIFICATION

Both parties shall, and from and after the Closing Date, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of either party (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of either party whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent a corporation is permitted under the Nevada law to indemnify directors or officers.

Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Closing Date), (i) the Indemnified Parties may retain counsel satisfactory to them and the Parties shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received; and (ii) each party shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that each party shall not be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Parties (but the failure so to notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Parties agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Closing Date, shall survive the reverse acquisition and shall continue in full force and effect for a period of not less than seven years from the Closing Date; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

The provisions of this section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding upon all successors and assigns of both Parties.

VII.         DEFAULT, AMENDMENT AND WAIVER

A.	DEFAULT

Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

B.	WAIVER AND AMENDMENT

Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

VIII.        MISCELLANEOUS

A.	EXPENSES

Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

B.	NOTICES

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO HEARTLAND:

3300 FERNBROOK LANE Suite # 180

MINNEAPOLIS, MINNESOTA, 55447

TO LEE OIL COMPANY, INC.:

P.O. BOX 2580

MIDDLESBORO, KENTUCKY 40965

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

C.	ENTIRE AGREEMENT

This Agreement, together with any schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

D.	SURVIVIAL OF REPRESENTATIONS

All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

E.	INCORPORATION BY REFERENCE

The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

F.	REMEDIES CUMULATIVE

No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

G.	EXECUTION OF ADDITIONAL DOCUMENTS

Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

H.	GOVERNING LAW

This Agreement has been negotiated and executed in the State of Kentucky and shall be construed and enforced in accordance with the laws of such state.

I.	FORUM

Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Kentucky.

J.	PROFESSIONAL FEES

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants’ fees, and experts’ fees.

K.	BINDING EFFECT AND ASSIGNMENT

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

L.	COUNTERPARTS; FACSIMILE SIGNATURES

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

This ACQUISITION CONTRACT is executed on behalf of each Party by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

HEARTLAND, INC.,

/S/ TRENTON SOMMERVILLE

BY: Trenton Sommerville

ITS: Chief Executive Officer

Lee Oil Company Inc.

/S/ TERRY L. LEE

BY: Terry L. Lee

President & Chief Executive Officer